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EXHIBIT 6.2
Date: _________, 1999
Amount: $
                                IMAGENETIX, INC.
                            (A Colorado Corporation)

                                PROMISSORY NOTE

ISSUE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER OF THIS NOTE IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.

     Imagenetix, Inc., a corporation duly organized and existing under the laws of the State of Colorado (hereinafter referred to as the "Maker"), for value received, hereby promises to pay to the following person (the "Lender"):

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the principal sum of up to ___________________________ dollars ($______), as loaned in one or more increments by the Lender to the Maker from time to time as set forth in the Funding Agreement of even date herewith and incorporated herein (the "Funding Agreement"), in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, on the terms and at the time hereinafter provided.

     This Note is subject to the terms and conditions of the Funding Agreement and any inconsistencies between this Note and the Funding Agreement shall be governed by the Funding Agreement. This Note is also subject to the further terms and provisions:

     1. Payment of Principal and Interest. The outstanding principal amount of this Note, which amount shall be equal to the funds loaned by Lender to the Maker hereunder and not otherwise repaid pursuant hereto, together with all interest then accrued shall be due and payable on the date of the initial release of funds under the registration statement (the "Registration Statement") to be filed by the Maker pursuant to subsection
5.15 of the Exchange Agreement dated March 23, 1999, by and between the Maker, Imagenetix, a California corporation, and the shareholders of such entity or one year from the date hereof, whichever shall first occur (the "Due Date"). Interest on the outstanding principal shall accrue at the rate of ten percent (10%) per annum from the date of delivery of such principal funds by the Lender. All interest shall be calculated on the basis of a 365-day year, counting the actual number of days elapsed from the date any principal amount is delivered to the Maker through the Due Date. Interest on any overdue payments of principal and interest due hereunder shall accrue and be payable at the rate of twelve percent (12%) per annum, based on the actual number of days elapsed from the date such principal or interest payment was due to the date of actual payment.

     2. Conversion. Subject to, and in compliance with, the provisions contained herein, the holder of this Note is entitled, at its option, at any time prior to the Due Date, to convert the outstanding principal and accrued interest due under this Note, or any portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest share) of common stock (the "Shares") of the Maker, by surrender of this Note, duly endorsed (if so required by the Maker) or assigned to the Maker, accompanied by written notice to the Maker, in the form set forth below, that the holder hereof selects to convert this Note or, if less than the entire principal amount and accrued interest hereof is to be converted, the portion hereof to be converted. Such conversion shall be effected at the rate of one share of the Maker for each $3.00 of principal and interest converted. No fractions of Shares will be issued on conversion, but instead of any fractional interest, the Maker will round up such fractional share to the next whole share.

     3. Prepayment. This Note is subject to prepayment, in whole or in part, at any time upon not less than 30 days notice by registered mail at the election of the Maker. Prepayment shall be effected by paying the amount equal to the outstanding principal amount of this Note, plus all interest accrued to the date of prepayment. During the 30 days following the date of any notice of prepayment, the holder shall have the right to convert this Note to the common stock of the Maker, on the terms and conditions provided for in paragraph 2 above.

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     4.   Limitations on Right of Conversion.  Following receipt of the written notice of intention to convert the Note, the Maker shall take such steps as it deems appropriate to permit conversion of the Note as specified in the notice and to issue such Shares without registration or qualification under applicable federal and state securities laws; PROVIDED, that in no event shall the Maker be required to consent to the general service of process or to qualify as a foreign corporation in any jurisdiction where the Note holder resides if such jurisdiction is different than such Note holder's residence when the Note was originally offered and sold. In order to comply with any exemptions from the registration requirements of the Act and certain state securities statutes, the Maker may require the holder of this Note to make certain representations and execute and deliver to the Maker certain documents as a condition to exercise of conversion rights hereunder, all in form and substance satisfactory to the Maker as determined in its sole discretion. In the event the Maker reasonably determines that the Note cannot be converted in compliance with applicable federal and state securities laws in the absence of registration or qualification under such statutes, the Maker shall be under no obligation to permit conversion of the Note and issue any shares of common stock pursuant hereto.

     5. Satisfaction and Discharge of Note. This Note shall cease to be of further effect (except as to any surviving rights of conversion, transfer, or exchange of the Note herein expressly provided for) when:

          a. The Maker has paid or caused to be paid all sums payable hereunder by the Maker, including all outstanding principal amounts and interest accrued under the Note; and

          b. All the conditions precedent herein provided for relating to the satisfaction and discharge of this Note have been complied with.

     6. Events of Default. "Event of Default," when used herein, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administration or government body or be caused by the provisions of any paragraph herein means any one of the following events:

          a. Default in the payment of any principal and/or interest on this Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

          b. Default in the performance or breach of any covenant or warranty of the Maker in this Note (other than a covenant or warranty, the breach or default in performance of which is elsewhere in this section specifically dealt with), and continuation of such default or breach for a period of 30 days after there has been given to the Maker by registered or certified mail, by the holder of this Note, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

          c. The entry of a decree or order by a court having jurisdiction in the premises adjudging the Maker a bankrupt or insolvent under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee (or other

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similar official) of the Maker or of any substantial part of its property , or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

          d. The institution by the Maker of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or a filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law; or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee (or other similar official) of the Maker or of any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Maker in furtherance of any such action; or

          e. Any material breach of the representations or warranties of the Maker in, the Funding Agreement, or any material default of the Maker of the terms and conditions of the Funding Agreement.

     7. Acceleration of Maturity. If an Event of Default occurs and is continuing then, in every such case, the holder of this Note may declare the outstanding principal of this Note to be due and payable immediately, by a notice in writing to the Maker of such default, and upon any such declaration, such principal shall become immediately due and payable. At such time after such declaration of acceleration has been made, and before a judgment or decree for payment of money due has been obtained by the holder, the holder of this Note, by written notice to the Maker, may rescind and annul such declaration and its consequences, if all Events of Default, other than the nonpayment of the principal of this Note which has become due solely by such acceleration, has been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereon. Upon the occurrence of an Event of Default which remains uncorrected, the Lender shall not be obligated to provide further funds to the Maker under this Note.

     8. Restrictions. The holder of this Note, by acceptance hereof, represents and warrants as follows:

          a. The Note is being acquired for the holder's own account to be held for investment purposes only and not with a view to, or for, resale in connection with any distribution of such Note or any interest therein without registration, an applicable exemption from registration, or other compliance under the Act, or any state securities laws, and the holder hereof has no direct or indirect participation in any such undertaking or in underwriting such an undertaking.

          b. The holder hereof has been advised and understands that the Note has not been registered under the Act, or any state securities laws, and the Maker is under no obligation to register the Note under the Act.

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     9.   Non-Negotiability and Assignability.  This Note is non-negotiable and assignable by Lender only upon the prior written consent of the Maker and, subject to compliance with the provisions of paragraph 8 hereof.

     10. Presentment Waiver. The Maker, and guarantors, if any, severally waive presentment for payment, protest, and notice of protest and of nonpayment of this Note.

                              Imagenetix, Inc.

                              By

Imagenetix, Inc.
11777 Bernardo Plaza Court
Suite 206
San Diego, CA 92128

     Re:  Conversion of Note

Gentlemen:

     The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note or the portion hereof designated, into shares of common stock of Imagenetix, Inc., in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon the conversion be issued in the name of and delivered to the undersigned unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay any transfer taxes payable with respect thereto.

     Date:
                                   ______________________________
                                   (Signature)

FILL IN FOR REGISTRATION OF SHARES

(Printed Name)                     (Social Security or other identifying number)

(Street Address)

(City, State, and ZIP Code)        Portion to be converted (if less than all)

                         Schedule of Promissory Note Holders
               Name                              Amount     Date
          Claudia McAdam                        $50,000     3/29/99
          David N. Nemelka                       75,000     9/22/99
          1st Zamora Corporation                 75,000     9/22/99
          Greg Pusey                             26,250     9/22/99

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          Barry C. Loder                         11,250     9/22/99
          Gulfstream 1998 Irrevocable Trust      37,500     9/22/99
          Great Expectations Family
               Limited Partnership               25,000     9/22/99
                                               --------
          Total                                $300,000